Exhibit 99.1

For Immediate Release	Contacts:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Thomas Smith
Ogilvy Public Relations Worldwide
212-880-5269
thomas.smith@ogilvypr.com

Hudson Highland Group To Acquire Dutch Contract Staffing Firm

Market Leader Balance NL

To Provide Strategic Foundation in Continental Europe

NEW YORK, NY – JULY 20, 2005 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced that it has signed a definitive agreement to acquire Balance Ervaring op Projectbasis B.V. (Balance), a leading professional contract staffing firm in the Netherlands.

“Balance is a recognized leader in one of the most progressive European markets for specialized contract staffing services, and represents an excellent fit with our strategy to focus on professional services and expand our contracting services,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “In addition, we will be gaining experienced talent, a compatible culture and strong client relationships.”

Arjen van Zuydam, managing director of Balance, commented, “Hudson Highland Group provides access to an international network of clients and the opportunity to accelerate our growth and development by sharing knowledge with a global professional staffing organization.”

Established in 1995, Balance is a leading provider of specialized staffing and project management services to the technical, financial, legal and public sectors in the Netherlands. For fiscal year 2004, Balance reported €24.3 million in revenue, €8.0 million in gross margin (33.0 percent of revenue) and €4.1 million in operating income (17.0 percent of revenue). Balance had 28 employees and approximately 200 contractors at an average bill rate of more than €80 per hour at year end.

For the first three periods of 2005 (fiscal year includes 13 four-week periods), Balance reported €6.2 million in revenue, €2.1 million in gross margin (34.7 percent of revenue) and €1.1 million in operating income (18.2 percent of revenue).

Terms of the purchase agreement include an initial payment of €17.75 million upon closing and up to €3.0 million in escrow to be paid in 2006, assuming Balance achieves its 2005 earnings target. Additional earn-out payments of up to €4.25 million will be made if higher earnings thresholds are achieved from 2005 through 2007. If converted at 1.2 dollars per euro, the initial payment and escrow amount total $24.9 million. Targeted closing date for the transaction is August 17, 2005, subject to customary closing conditions. Hudson Highland Group believes the acquisition will be accretive to earnings beginning in 2005.

About Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and human capital solution providers. We help our clients achieve greater organizational performance by attracting, selecting, developing and engaging the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward- looking statements, including our ability to complete the Balance acquisition, economic and other conditions in the markets in which Balance operates, risks associated with operating Balance as part of Hudson Highland Group, unexpected developments relating to Balance’s business after closing of the acquisition and other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

The financial information for Balance included in this press release is unaudited and was prepared in accordance with Dutch generally accepted accounting principles (GAAP). While Hudson Highland Group believes there are no material differences between Dutch GAAP and U.S. GAAP, Hudson Highland Group cannot provide any assurance that such financial information would be different if reconciled to U.S. GAAP.

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